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                                BBN CORPORATION

                                 EXHIBIT 11.1
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE

(000's except per-share data)

                                             Three Months Ended
                                -------------------------------------------
                                 September 30, 1996     September 30, 1995
                                --------------------   --------------------
                                             Fully                  Fully
                                 Primary    Diluted     Primary    Diluted
                                ---------  ---------   ---------  ---------
Weighted average
     shares outstanding            20,642     20,642      17,518     17,518
Incremental shares from use
     of treasury stock method
     for stock options                548        548         (a)        (a)
                                ---------  ---------   ---------  ---------

Shares used in per-share
     calculations                  21,190     21,190      17,518     17,518
                                =========  =========   =========  =========


Loss from continuing operations $(10,748)  $(10,748)   $ (4,430)  $ (4,430)

Income(loss) from discontinued
      operations                   20,000     20,000     (4,221)    (4,221)
                                ---------  ---------   ---------  ---------
Net income (loss)               $   9,252  $   9,252   $ (8,651)  $ (8,651)
                                =========  =========   =========  =========


Income (loss) per share amounts:

Loss from continuing operations $ (.51) $ (.51) $ (.25) $ (.25) Income (loss) from discontinued
      operations                      .95        .95       (.24)      (.24)
                                ---------  ---------   ---------  ---------
Net income (loss) per share     $     .44  $     .44   $   (.49)  $   (.49)
                                =========  =========   =========  =========


 (a) Incremental shares were not used as their effect would be antidilutive.
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